SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

FRANKLIN CALIFORNIA TAX-FREE INCOME FUND, INC.
FRANKLIN CALIFORNIA TAX-FREE TRUST
FRANKLIN CAPITAL GROWTH FUND
FRANKLIN CUSTODIAN FUNDS, INC.
FRANKLIN GLOBAL TRUST
FRANKLIN GOLD AND PRECIOUS METALS FUND
FRANKLIN HIGH INCOME TRUST
FRANKLIN INVESTORS SECURITIES TRUST
FRANKLIN MANAGED TRUST
FRANKLIN MUNICIPAL SECURITIES TRUST
FRANKLIN MUTUAL SERIES FUND INC.
FRANKLIN NEW YORK TAX-FREE INCOME FUND
FRANKLIN NEW YORK TAX-FREE TRUST
FRANKLIN REAL ESTATE SECURITIES TRUST
FRANKLIN STRATEGIC MORTGAGE PORTFOLIO
FRANKLIN STRATEGIC SERIES
FRANKLIN TAX-FREE TRUST	FRANKLIN TEMPLETON FUND ALLOCATOR SERIES
FRANKLIN TEMPLETON GLOBAL TRUST
FRANKLIN TEMPLETON INTERNATIONAL TRUST
FRANKLIN TEMPLETON MONEY FUND TRUST
FRANKLIN VALUE INVESTORS TRUST
INSTITUTIONAL FIDUCIARY TRUST
THE MONEY MARKET PORTFOLIOS
TEMPLETON CHINA WORLD FUND
TEMPLETON DEVELOPING MARKETS TRUST
TEMPLETON FUNDS, INC.
TEMPLETON GLOBAL SMALLER COMPANIES FUND
TEMPLETON INCOME TRUST
TEMPLETON INSTITUTIONAL FUNDS, INC.
FRANKLIN FEDERAL TAX-FREE INCOME FUND
FRANKLIN MONEY FUND
FRANKLIN TAX-EXEMPT MONEY FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary proxy materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2.	Form, Schedule or Registration Statement No.:

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4.	Date Filed:

FRANKLIN TEMPLETON TARGETED PROXY LITE MESSAGE

"Hello. We're calling because you are a valued shareholder in the Franklin, Templeton and Mutual Series Family of Funds.

We previously mailed proxy material to you regarding your shares in the fund(s). Unfortunately our records show that we have not received your vote. You will be receiving a package in the mail containing information about the proxy along with instructions on how to vote your proxy. Your vote is very important to us. By voting now, you will help your Fund(s) avoid the additional costs associated with a potential adjournment of the meeting and calling you again to ask for your vote. The Special meeting of Shareholders is to be held on March 21, 2007.

You can vote quickly and easily by touch-tone phone, on the Internet or by mail. The details are in the package that you will receive. If you have any questions concerning the proxy or any of the proposals, please call us at our proxy service center, toll free at 1-877-777-3418. We appreciate your prompt attention to this matter.

Thank you. Goodbye."